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                                                                      EXHIBIT 21

NAME                                     JURISDICTION OF ORGANIZATION
SS&C Technologies, Inc.                  Delaware

OMR Systems Corporation                  New Jersey

Financial Models Holdings Inc.           Delaware

Financial Models Company Ltd.            New York

SS&C Fund Administration Services LLC    New York

OMR Systems International, Ltd.          New Jersey

Financial Interactive, Inc.              California

Open Information Systems, Inc.           Connecticut

Cogent Management Inc.                   New York

SAVID International Inc.                 New Jersey

The SAVID Group, Inc.                    New York

The Brookside Corporation                Rhode Island

3105198 Nova Scotia Company              Nova Scotia

SS&C Technologies Canada Corp.           Nova Scotia

Financial Models Corporation Limited     United Kingdom

Financial Models Corporation B.V.        Netherlands

FMC Global Investments Limited           Barbados

SS&C Technologies Australia Pty Ltd.     Australia

SS&C Technologies Limited                United Kingdom

SS&C Technologies Sdn. Bhd.              Malaysia

SS&C Technologies, KK                    Japan

SS&C Technologies B.V.                   Netherlands

SS&C Technologies (s) Pte Ltd            Singapore

OMR Systems United Kingdom               United Kingdom

SS&C Fund Services N.V.                  Netherlands Antilles

SS&C Fund Services (B.V.I.) Limited      British Virgin Islands

HC Investments Ltd.                      British Virgin Islands

SS&C (Bahamas) Ltd.                      Bahamas

SS&C Technologies Ireland Ltd.           Ireland

Northport India Private Limited          India